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                                                                    EXHIBIT 99.1


                                 EEX CORPORATION

       PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- ____________ __, 2002

            THIS PROXY IS SOLICITED ON BEHALF OF THE EEX CORPORATION
                               BOARD OF DIRECTORS

The undersigned hereby appoints Thomas M Hamilton and Richard L. Edmonson, and each of them, as the lawful agents and proxies for the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of EEX Corporation Common Stock held of record by the undersigned on _________ ___, 2002 and which the undersigned may be entitled to vote at the Special Meeting of Stockholders of EEX Corporation to be held in Houston, Texas, on ___________ __, 2002, at ____ a.m., local time, or at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement/Prospectus and upon such other business as may properly come before the meeting or any adjournment, postponement or rescheduling thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

         (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON OTHER SIDE)

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                                PLEASE VOTE TODAY.

                 SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.
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                                 EEX CORPORATION

                    PLEASE MARK YOUR VOTE IN BRACKETS IN THE
                    FOLLOWING MANNER USING DARK INK ONLY. [x]


         ITEM 1. TO APPROVE THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 29, 2002, BY AND AMONG NEWFIELD EXPLORATION COMPANY, NEWFIELD OPERATING COMPANY AND EEX CORPORATION.
                                                  For    Against    Abstain
                                                  [ ]      [ ]        [ ]

   This proxy when properly executed
   will be voted in the manner
   directed herein by the undersigned
   stockholder. If no direction is
   made, this proxy will be voted
   "FOR" Item 1.

   THE BOARD OF DIRECTORS
   RECOMMENDS THAT YOU
   VOTE "FOR" ITEM 1.
                                       NOTE: Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       Signature:
                                                 -------------------------------

                                       Date:                              , 2002
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                            YOUR VOTE IS IMPORTANT.
        Please take a moment now to vote your shares of EEX Corporation common stock for the upcoming Special Meeting of EEX Shareholders.

                    YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. VOTE BY TELEPHONE - You will be asked to enter the Control Number below. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. Your vote will be confirmed and cast as you directed. (Telephone voting is available for residents of the U.S. and Canada only.)
                                            -------------------------------
   CALL TOLL-FREE AT 1-866-860-0412             YOUR CONTROL NUMBER IS:
     ON A TOUCH-TONE TELEPHONE.

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                                       OR

2. VOTE BY INTERNET - Access https://www.proxyvotenow.com/eex and respond to a few simple prompts after entering the Control Number above.

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      You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card.
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                                       OR

3. VOTE BY MAIL - If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: EEX Corporation, c/o Innisfree M&A Incorporated, P.O. Box 5154, New York, NY 10150-5154.